Filer: BAB, Inc.
Form 8-K

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report June 4, 2026

BAB, Inc. (Name of small business issuer in its charter)

Delaware	0-31555	36-4389547
(State or other jurisdiction of	Commission	(I.R.S. Employer
incorporation or organization)	file number	Identification Number)

500 Lake Cook Road, Suite 475, Deerfield, IL 60015 (Address of principal executive offices) (Zip Code)

Issuer's telephone number (847) 948-7520

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BABB	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

The annual meeting of shareholders of BAB, Inc. was held on Wednesday June 3, 2026. The shareholders voted, either in person or by proxy on the following proposals, with the final result of the shareholder vote as follows:

1.	To elect four Directors to serve for a one-year term expiring when their successors are elected and qualified at the annual meeting in 2027.

	Votes For	Votes Withheld	Broker Non-Votes

01 Michael Evans	2,968,915	668,582	993,743
02 Steven Feldman	2,941,969	695,528	993,743
03 James Lentz	2,941,969	695,528	993,743
04 Geraldine Conn	2,941,379	696,118	993,743

2.	To act upon a proposal to ratify the appointment of CBIZ CPAs P.C. as independent auditors of the Company for the fiscal year ending November 30, 2026.

Votes For	Against	Abstain	Broker Non-Votes

4,404,741	98,332	128,167	-

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAB, Inc.
(Registrant)

By: /s/ Michael W. Evans
Michael W. Evans, Chief Executive Officer

Date: June 4, 2026